Exhibit 10.9

                              [LOGO OF AUTOOASIS]

RENTAL CONTRACT OF VEHICLE WITH OPTION TO BUY
PARTICULAR CONDITIONS:
As First party
Mr/Mrs.
NIE
Address:

THE CLIENT
And second Party ARROW CARS S.L. with C.I.F. n(0)B92914282 incorporated and registered in the Mercantile Registry of Malaga - Reference: volume 4467, book 3376, folio 196, sheet MA-95972, inscription 1and address in C/Escritor Herrera Santaolalla, 2, Churriana. 29140, Malaga,

EXIBIT:
The CLIENT is interested in a vehicle rental agreement with a subsequent option to buy the car from ARROW CARS S.L. By virtue of the above both parties agree to regulate their relationship according to the following CONDITIONS:

FIRST.-   The  client  is   interested   in  renting  the   following   vehicle:
Matricula:..........; Make & Model:........

SECOND.- The client is interested in renting the above  mentioned  vehicle for a maximum  of.....months,  from.....  to.....  In case any of the monthly payments will be defaulted, this contract will be considered cancelled, accordingly with the GENERAL CONDITIONS of this contract.

THIRD.- The client pays the amount of.......on  account of the monthly rental in order to reduce the future payments accordingly to the amounts reflected in the schedule of payments attached.

The client has chosen the AUTOOASIS CARE PACK called............., which monthly price is .......(euro). Conditions are set in Annex II of this contract.

The price of the monthly rental will be calculated accordingly with the schedule of payments attached to this contract, for a maximum number of months
of......for 00 (EURO),  including the CARE PACK chosen by the client,  by direct debit in the following bank account:

Bank:
Address:
Bank Account Number:

The client authorize to ARROW CARS S.L. to charge the rental in the above mentioned bank account. These charges may vary with changes in the taxes charging the services provided, changes in the Arrow Cars General Insurance policy prices or any other change that oblige to Arrow Cars to change the amount of the charges. These variations will be communicated to the client in writing.

FOURTH.- The client accepts the conditions of the vehicle, having being informed of his/her right of returning the car within the next 7 working days after signing the present document and to cancel this contract with no penalty obtaining the full refund of the money paid today.

FIFTH.- Once every rental will be paid as per the Schedule of payments attached, ARROW CARS SL gives to the client the option to buy the car subject of this contract, under the conditions described in the GENERAL CONDITIONS of this contract, which purchase price, will be the result of adding the total amount paid today, together with all payments made for the rental payments (as per the schedule of payments attached), and therefore all the payments for the rent will be deducted of the price of the car.

SIXTH - Both parties accept and agree that this contract is formed by these PARTICULAR CONDITIONS and by the GENERAL CONDITIONS attached, which the client has read and understood and signed, together with this document.

SEVENTH - The client accept the use by ARROW CARS S.L. of his/her personal data according to the Ley de Proteccion de Datos, being covered by the access and correction right that this Law approve

Malaga 21/05/2013
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GENERAL CONDITIONS

1. OWNERSHIP OF THE VEHICLE: ARROW CARS S.L., WILL BE THE OWNER OF THE VEHICLE MENTIONED IN THE PARTICULAR CONDITIONS OF THIS CONTRACT UNTIL THE PAYMENT OF THE LAST RENTAL FEE IS RECEIVED, as per the payment schedule attached, once the last rental will be paid it will be considered that the client has executed the option to buy the vehicle subject of this contract.

Once the last rental has been paid ARROW CARS SL will transfer the ownership of the car to the client, free of charges and encumbrances.

2. INSURANCE, TAXES AND MAINTANENCE OF THE CAR: The client has chosen the most appropriate AUTOOASIS CARE PACK SERVICE, which except contrary agreement includes:

     *    Maintenance of the car as per the corresponding Annex.
     *    Road Tax
     *    ITV fees
     * The Insurance of the car through ARROW CARS S.L. general policy with the conditions set in the Annex corresponding to the CARE PACK.

In relation to which the client is obliged to:

     1) Report to ARROW CARS SL of any accident within 24 hours since it occurred.
     2) Notify to ARROW CARS SL when they are going to leave the Iberian Peninsula.
     3) Report to the police and to ARROW CARS SL the car being stolen within 24 hours of it happening. In case of ARROW CARS for the purpose of vehicle location.
     4) Pay the recovery and transport costs of the car in case of breakdown, when not covered by the insurance Terms & conditions.

3. REPAIRS: In case of breakdown of the car subject of this contract, the repair is not included in the AUTOOASIS CARE PACK, hence, the client will be obliged to inform to ARROW CARS S.L. within a maximum of 24 hours, since the breakdown occurred. ARROW CARS S.L. will provide to the client detailed quotation for the repairs, giving to the client 7 working days to obtain a second quotation repair from any garage chosen by the client. Any parts included in said quotation must be same quality as the parts included in the quotation provided by ARROW CARS S.L. and the company must make the necessary repairs at the price given in the quotation obtained by the client.

The garage chosen by the client must be a company or self trader, legally registered. The quotation provided must be detailed and contain the applicable taxes.

4. RETURN OF THE CAR: The client can request to ARROW CARS SL to cancel the present contract by offering the return of the car, in writing, up to 24 hours before the last rental fee, as per the spread sheet attached. If the client returns the car prior to the end of the contract in a condition deemed not saleable, ARROW CARS S.L, reserves the right to pursue the client for any remaining rental payments owed to ARROW CAR S.L. by the clients and according to the spread sheet attached. ARROW CARS SL will assess the condition of the car, subject of this contract, being compulsory for the client to have fulfilled all the obligations and payments related to this contract to ARROW CARS S.L. The car must be of a saleable condition. This assessment of condition is solely the discretion of ARROW CARS SL. In this case ARROW CARS SL will decide if accepts the offer of the client and the value of the same, but without the right of refunding to the client any amount paid.

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5. TRACKERS:  The vehicles  rented by ARROW CARS S.L. are fitted with electronic units for the purpose of: Localization of the vehicles and watching over the fulfilment of the conditions of this contract as it is stated in the GENERAL CONDITION 6 of it.

The client acknowledges having being informed that all the vehicles delivered by ARROW CARS S.L. are fitted with a blockade & disconnection electronic remote tracking system. This system is included in the vehicle rented in this contract. The client accepts agrees and authorises, expressly, in case this contract will be breached, and as stated in the previous CONDITIONS and accordingly to the CONDITION 6 of this contract, that ARROW CARS S.L. will, after giving notice to the client by means of any way admitted in Law, to block remotely the vehicle, once it is parked.

6. CANCELLATION OF THE CONTRACT: This contract will be fully cancelled and, therefore, ARROW CARS S.L, entitled to withdraw the vehicle from the client and use the tracker systems described in the GENERAL CONDITION 5: 6.1. If the client does not pay the rent, circulation tax, repairs, parts, services or insurance premium or Care Pack. 6.2. By the lack of maintenance of the vehicle by the client, accordingly with the CONDITIONS 2. 6.3. If the client does not fulfil his/her obligation accordingly to GENERAL CONDITION 7. Also the car will be reported by ARROW CARS SL to the authorities as stolen whilst the same is not returned to ARROW CARS SL. C/Escritor Herrera Santaolalla, 2, Churriana. 29140, Malaga.

7. OTHERS: The client is obliged to update ARROW CARS S.L. regarding their contact details, updated valid postal address and bank account details during the duration of this contract.

The car cannot be driven outside the Iberian Peninsula without the express and written consent of ARRROW CARS S.L.

The car should be brought to ARROW CARS SL offices, at least, once a year for a general check.

8. APLICABLE LAW: This contract is regulated by the Spanish Law.

9. JURISDICTION: In case of any kind of disagreement between the client and ARROW CARS S.L. in the interpretation of the rules and conditions of the rental agreement regardless of the nationality of the client, it will be subject to the Court of Malaga.

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